SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 29, 1997



                           SOUTHERN TIMBER PARTNERS 2
                  (formerly Hutton Southern Timber Partners 2)
             (Exact name of registrant as specified in its charter)




      Georgia                         0-11894               13-3139157
      -------                         -------               ----------
 State or other jurisdiction         Commission            IRS Employer
 of incorporation                    File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                             10285
------------------------------------                           -----
Address of principal executive offices                       Zip Code



Registrant's telephone number, including area code (212) 526-3237



Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

       On December 29, 1997, Southern Timber Partners 2 (the "Registrant") completed the sale of its remaining timberland asset, the Laurel View Tract, a 1,709 acre tract of land owned as part of a joint venture with Southern Timber Partners I, to an unaffiliated third party. Southern Timber Partners 2 owns a 76% interest in the Laurel View Tract. The Registrant received net proceeds of $4,366,576, and the transaction resulted in a loss on sale of approximately $171,866. As a result of the sale of the Laurel View Tract, the Registrant is expected to dissolve by March 31, 1997.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              SOUTHERN TIMBER PARTNERS 2

                              BY:  Timber Resources Corp. II
                                   General Partner



Date:  January 8, 1998        BY:  /s/Robert J. Hellman
                                   --------------------
                                   Robert J. Hellman
                           Title:  President and Chief
                                   Financial Officer